                            EXHIBIT 3(ii)

                               BY-LAWS
                                 OF
                   NATIONAL CITY BANCSHARES, INC.


                              ARTICLE I

                               Offices

     Section 1. Principal Office. The principal office of the corporation shall be at such place in the City of Evansville, Indiana, as may be designated from time to time by the Board of Directors.

     Section 2. Other Offices. The corporation shall also have offices at such other places without, as well as within, the State of Indiana, as the Board of Directors may from time to time determine.


                             ARTICLE II

                      Meetings of Shareholders

     Section 1. Annual Meeting. The annual meeting of the shareholders of this corporation for the purpose of fixing or changing the number of Directors of the corporation, electing
Directors and transacting such other business as may come before the meeting, shall be held at such time as may be designated by the Board of Directors, but not later than April 30th of each year.

     Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors, President, or a majority of the Board of Directors acting with or without a meeting, or the holder or holders of one-fourth of all shares outstanding and entitled to vote thereat.

     Section 3. Place of Meetings. Meetings of shareholders shall be held at the office of the corporation in the City of Evansville, Indiana, unless the Board of Directors decides that a meeting shall be held at some other place within or without the State of Indiana and causes the notice thereof to so state.

     Section 4. Notice of Meetings. Unless waived, a written, printed, or typewritten notice of each annual or special meeting stating the date, hour, and place and the purpose or purposes thereof shall be served upon or mailed to each shareholder of record (a) as of the day next preceding the date on which notice is given or (b) if a record date therefor is duly fixed, as of said date. Such notice shall be given not more than thirty (30) days, nor less than ten (10) days before any such meeting. If mailed, it shall be directed to a shareholder at his address as the name appears upon the records of the corporation.

     All notices with respect to any shares of record in the names of two or more persons may be given to whichever of such persons is named first on the books of the corporation and notice so given shall be effective as to all the holders of record of such shares.

     Every person who by operation of law, transfer, or otherwise shall become entitled to any share or right or interest therein, shall be bound by every notice in respect of such share which, prior to his name and address being entered upon the books of the corporation as the registered holder of such share, shall have been given to the person in whose name such share appeared of record.

     Section 5. Waiver of Notice. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these By-Laws; and whenever all of the shareholders entitled to vote shall meet in person or by proxy and consent to holding a meeting, it shall be valid for all purposes without call or notice, and at such meeting any action may be taken.

     Section 6. Quorum. At any meeting for the determination of the number of directors, or the election of directors, or for the consideration and action upon reports, required to be laid before such meeting, provided that at least one-third of the voting power of the corporation is present in person or represented by proxy, then the shareholders present in person or by proxy shall constitute a quorum.

     At any meeting called for any other purpose, the holders of shares entitling them to exercise a majority of the voting power of the corporation, present in person or represented by proxy, shall constitute a quorum, except when a greater proportion is required by law, the Articles of Incorporation or these By-Laws.

     At any meeting at which a quorum is present, all questions and business which shall come before the meeting shall be determined by the vote of the holders of a majority of such voting shares as are represented in person or by proxy, except when a greater proportion is required by law or the Articles of Incorporation.

     At any meeting, whether a quorum is present or not, the holders of a majority of the voting shares represented by shareholders present in person or by proxy may adjourn from time to time and from place to place without notice other than by announcement at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might be transacted at the meeting as originally notified or held.

     Section 7. Proxies. Any shareholder of record who is entitled to attend a shareholders' meeting, or to vote thereat or to assent or give consents in writing, shall be entitled to be represented at such meetings or to vote thereat or to assent or give consents in writing, as the case may be, or to exercise any other of his rights, by proxy or proxies appointed by a writing signed by such shareholder, which need not be sealed, witnessed or acknowledged.

     A telegram, cablegram, wireless message or photogram appearing to have been transmitted by a shareholder, or a photograph, photostatic or equivalent reproduction of a writing appointing a proxy or proxies shall be a sufficient writing.

     No appointment of a proxy shall be valid after the expiration of eleven (11) months after it is made, unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.

     Unless the writing appointing a proxy or proxies otherwise provides:
     (1) Each and every proxy shall have the power of substitution, and when three (3) or more persons are appointed, a majority of them or their respective substitutes may appoint a substitute or substitutes to act for all;
     (2) if more than one proxy is appointed, then (a) with respect to voting or giving consents at a shareholders' meeting, a majority of such proxies as attend the meeting, or if only one attends then that one may exercise all the voting and consenting authority thereat; and if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such authority with respect to an equal number of shares;
(b) with respect to exercising any other authority, a majority may act for all;
     (3) A writing appointing a proxy shall not be revoked by the death or incapacity of the maker unless before the vote is taken or the authority granted is otherwise exercised, written notice of such death or incapacity is given to the corporation by the executor or the administrator of the estate of such maker or by the fiduciary having control of the shares in respect of which the proxy was appointed;
     (4) The presence of a shareholder at a meeting shall not operate to revoke a writing appointing a proxy. A shareholder, without affecting any vote previously taken, may revoke such writing not otherwise revoked by giving notice to the corporation in writing or in open meeting.

     Section 8. Voting. At any meeting of shareholders, each shareholder of the corporation shall, except as otherwise provided by law or by the Articles of Incorporation or by these By-Laws be entitled to one vote in person or by proxy for each share of the corporation registered in his name on the books of the corporation
(1) on the date fixed by the Board of Directors as the record date of ownership, or (2) if no such record date shall have been fixed, then at the time of such meeting.

     Section 9. Financial Reports. At the annual meeting of shareholders, or the meeting held in lieu thereof, there shall be laid before the shareholders a financial statement consisting of:
(1) a balance sheet containing a summary of the assets, liabilities, stated capital, and surplus (showing separately any capital surplus arising from unrealized appreciation of assets, other capital surplus, and earned surplus) of the corporation as of a date not more than four (4) months before such meeting; if such meeting is an adjourned meeting, said balance sheet may be as of a date not more than four (4) months before the date of the meeting as originally convened; and (2) a statement of profit and loss of surplus, including a summary of profits, dividends paid, and other changes in the surplus accounts of the corporation for the period commencing with the date marking the end of the period for which the last preceding statement of profit and loss under this section was made and ending with the date of said balance sheet.

     An opinion signed by the Chairman of the Board of Directors, or the President and the Treasurer or an Assistant Treasurer, or by a public accountant or firm of public accountants, shall be appended to such financial statement, stating that the financial statement presents fairly the corporation's financial position and the results of its operations in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding period, or such other opinion as in accordance with sound accounting practice.

     Section 10. Action Without Meeting. Any action which may be authorized or taken at any meeting of shareholders may be authorized or taken without a meeting in a writing or writings signed by all of the holders of shares who would be entitled to notice of a meeting of the shareholders held for such purpose. Such writing or writings shall be filed with or entered upon the records of the corporation.


                             ARTICLE III

                              Directors

     Section 1. Number of Directors. The number of Directors of the corporation shall be no less than five (5) and no more than twenty-five (25). The number of Directors to be elected shall be fixed at the annual meeting of shareholders.

     In any year between annual meetings of shareholders, the Board of Directors may by vote of a majority of the full Board choose to increase the number of the members of the Board of Directors and appoint Directors to fill the vacancies so created, but such an increase in members of the Board of Directors shall not exceed the creation of four (4) seats.

     Section 2. Election and Term of Directors. All Directors of the corporation shall be elected as a group at the 1985 Annual Shareholders' Meeting. Directors elected at the 1985 Annual Shareholders' Meeting will serve until the corporation's Annual Shareholders' Meeting in 1986. At the 1986 Annual Shareholders' Meeting the Directors shall be divided into three classes: Class I, Class II, and Class III, Classes I and II being comprised of five (5) members of the Board of Directors, and Class III being comprised of four (4) members of the Board of Directors. The term of office of the initial Class I Directors shall expire at the annual meeting of shareholders in 1987, the term of office of the initial Class II Directors shall expire at the annual meeting of shareholders in 1988, and the term of office of the initial Class III Directors shall expire at the annual meeting of shareholders in 1989, or thereafter in each case when their respective successors are elected and have qualified. At each annual election held after classification of Directors, the Directors chosen to succeed those whose terms then expire shall be identified as being of the same Class as the Directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting or thereafter when their respective successors in each case are elected and have qualified.
If the number of Directors is changed, any increase or decrease in Directors shall be apportioned among the Classes so as to maintain all Classes as nearly equal in number as possible, and any additional Director to any Class shall hold office for a term which shall coincide with the terms of such Class. Upon the effectiveness of this provision, the Board of Directors is authorized to take such steps as are necessary to implement these provisions.

     Section 3. Vacancies. Vacancies in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the remaining members of the Board of Directors, whether or not such remaining directors constitute a quorum of the Board. A vacancy that will occur at a specific later date by reason of a resignation effective at a later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

     Section 4. Meetings of the Board. A meeting of the Board of Directors shall be held immediately following the adjournment of each shareholder's meeting at which Directors are elected, and notice of such meeting need not be given.

     The Board of Directors may, by By-Laws or resolution, provide for other meetings of the Board.

     Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board of Directors, the President, or 25% or greater of the members of the Board of Directors.

     Notice of any special meeting of the Board of Directors shall be mailed to each Director, addressed to him at his residence or usual place of business, at least five (5) days before the date on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, radio or wireless, or be given personally or by telephone, not later than the date before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes thereof. Notice of any meeting of the Board need not be given to any director, however, if waived by him in writing or by telegraph, cable, radio, wireless, or telephonic communication whether before or after such meeting is held, or if he shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all the Directors shall be present thereat.

     Meetings of the Board shall be held at the principal office of the corporation or at such other place, within or without the State of Indiana, as the Board may determine from time to time and as may be specified in the notice thereof. Meetings of the Board of Directors may also be held by the utilization of simultaneous telephonic communications linking all directors present at such meetings, and all such business conducted via such telephonic communication shall be considered legally enforceable by the corporation.

     Section 5. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business, provided that whenever less than a quorum is present at the time and place appointed for any meeting of the Board, a majority of those present may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until a quorum shall be present.

     Section 6. Action Without Meeting. Any action which may be authorized or taken at a meeting of the Directors may be authorized or taken without a meeting in a writing or writings signed by all the Directors, which writing or writings shall be filed with or entered upon the records of the corporation.

     Section 7. Compensation. The Directors, as such, shall not receive any salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of any standing or special committee may by resolution of the Board be allowed such compensation for their services as the Board may deem reasonable, and additional compensation may be allowed to Directors for special services rendered.

     Section 8. Retirement. Members of the Board of Directors shall be required to retire from service on the Board of Directors at the end of the month in which he or she reaches the age of 72 years.

     Section 9. Nominations. Nominations for the election of Directors may be made by the Board of Directors or by any shareholder entitled to vote in the election of Directors. However, any shareholder entitled to vote in the election of Directors at a meeting may nominate a Director only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at an Annual Meeting of Shareholders, ninety (90) days in advance of the date in the current year, corresponding to the date of the previous year's annual meeting at which Directors were elected, and (b) with respect to an election to be held at a Special Meeting of Shareholders for the election of Directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or person specified in the notice, (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.


                             ARTICLE IV

                             Committees

     Section 1. Committees. The Board of Directors may by resolution provide for such standing or special committees as it deems desirable, and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors. Vacancies in such committees shall be filled by the Board of Directors or as it may provide.

     Section 2. Ex-Officio Member. The Chief Executive Officer of the Company shall be a member ex-officio, of all Committees appointed by the Board of Directors, excepting the Audit Committee, Committees that shall consist solely of outside directors, and such other Committees as the Board of Directors may designate by resolution from time to time.

                              ARTICLE V

                              Officers

     Section 1. General Provisions. The Board of Directors shall elect a Chairman of the Board of Directors, a President, such number of Vice Presidents as the Board may from time to time determine, a Secretary, and a Treasurer. The Board of Directors may from time to time create such officers as it may determine. The President and the Chairman of the Board shall be, but the other officers need not be, chosen from among the members of the Board of Directors. Any two or more of such offices, other than that of President and Vice President, Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

     Section 2. Term of Office. The officers of the corporation shall hold office during the pleasure of the Board of Directors, and unless sooner removed by the Board of Directors, until the reorganization meeting of the Board of Directors following the date of their election and until their successors are chosen and qualified.

     The Board of Directors may remove any officer at any time, with or without cause, by a majority vote.

     A vacancy in any office, however created, shall be filled by the Board of Directors.


                             ARTICLE VI

                         Duties of Officers

     Section 1. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and Board of Directors and shall be a member ex officio of all committees appointed by the Board of Directors. The Chairman of the Board shall serve as Chief Executive Officer and shall have such other powers and duties as may be prescribed by the Board of Directors or prescribed by the General Corporation Act.

     Section 2. President. The President shall be the Chief Administrative Officer of the corporation, and in the absence of the Chairman of the Board, he shall preside at meetings of the shareholders and Board of Directors, and shall carry out the general executive powers conferred upon the Chairman. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, contracts, notes and other instruments requiring his signature, and shall have all the powers and duties prescribed by the General Corporation Act and such others as the Board of Directors may from time to time assign to him.

     Section 3. Vice Presidents. The Vice Presidents shall perform such duties as are conferred upon them by these By-Laws or as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board or the President. At the request of the President, or in his absence or disability, the Vice President, designated by the President (or in the absence of such designation, the Vice President designated by the Board), shall perform all the duties of the President, and when so acting, shall have all the powers of the President. The authority of Vice Presidents to sign in the name of the corporation all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments, shall be coordinate with like authority of the President. Any one or more of the Vice Presidents may be designated as an "Executive Vice President".

     Section 4. Secretary. The Secretary shall keep minutes of all the proceedings of the shareholders and Board of Directors, and shall make proper record of the same, which shall be attested by him; sign all certificates for shares, and all deeds, mortgages, bonds, contracts, notes and other instruments executed by the corporation requiring his signature; give notice of meetings of shareholders and Directors; produce on request at each meeting of shareholders for the election of Directors a certified list of shareholders arranged in alphabetical order; keep such books as may be required by the Board of Directors, and file all reports to States, to the Federal Government, and to foreign countries; and perform such other and further duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or by the President.

     Section 5. Treasurer. The Treasurer shall have general supervision of all finances; he shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the corporation, and shall do with the same as may from time to time be required by the Board of Directors. He shall cause to be kept adequate and correct accounts of the business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital, and shares, together with such other accounts as may be required, and, upon the expiration of his term of office, shall turn over to his successor or to the Board of Directors all property, books, papers and money of the corporation in his hands; and he shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 6. Assistant and Subordinate Officers. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors, and perform such duties as the Board of Directors may prescribe.

      The Board of Directors may, from time to time, authorize any officer to appoint and remove assistant and subordinate officers, to prescribe their authority and duties, and to fix their compensation.

     Section 7. Duties of Officers may be Delegated. In the absence of any officer of the corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any Director.


                             ARTICLE VII

                    Stock and Stock Certificates

     Section 1. Stock Certificates. Issued shares of the corporation may be represented by certificates or be uncertificated as determined from time to time by the Board of Directors. Certificates for shares shall be in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the Chairman of the Board of Directors or the President or a Vice President or by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation, which certificates shall certify the number and class of shares held by the shareholder in the corporation, but no certificate for shares shall be delivered until such shares are fully paid. When such certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the corporation may be facsimile, engraved, stamped or printed. Although any officer of the corporation whose manual or facsimile signature is affixed to a share certificate shall cease to be such officer before the certificate is delivered, such certificate, nevertheless, shall be effective in all respects when delivered.

     Such certificate for shares shall be transferable in person or by attorney, but, except as hereinafter provided in the case of lost, mutilated or destroyed certificates, no transfer of shares shall be entered upon the records of the corporation until the previous certificate, if any, given for the same shall have been surrendered and cancelled.

     Section 2.  Replacement of Lost, Destroyed, and Stolen
Certificates.

          (a) Where the holder of a share certificate claims that the certificate has been lost, destroyed or wrongfully taken, the corporation shall issue a new certificate in place of the original certificate if the owner so requests before the corporation has notice that the share has been acquired by a bona fide purchaser; and if the owner files with the corporation a sufficient indemnity bond; and if the owner satisfies any other reasonable requirements imposed by the Board of Directors.

          (b)  Transfer of Certificated Shares Before
     Replacement. When a share certificate has been lost, apparently destroyed or wrongfully taken and the owner fails to notify the corporation of the fact within a reasonable time after he has notice of it, and the corporation registers a transfer of the share represented by the security before receiving such a notification, the owner is precluded from asserting against the corporation any claim for registering the transfer or any claim to a new security.

          (c)  Transfer of Certificated Shares After
     Replacement. If, after the issue of a new certificate as a replacement for a lost, destroyed or wrongfully taken certificate, a bona fide purchaser of the original certificate presents it for registration of transfer, the corporation must register the transfer unless registration would result in over-issue. In addition to any rights on the indemnity bond, the corporation may recover the new share certificate from the person to whom it was issued or any person taking under him except a bona fide purchaser.

     Section 3.  Uncertificated Shares.

          (a) With regard to uncertificated shares, within a reasonable time after shares are purchased, a written statement shall be given by the corporation stating the name of the person to whom issued, the number of shares purchased, and the total number of shares being held uncertificated.

          (b) Upon receipt of a transfer instruction originated by the registered owner or other appropriate person, the uncertificated stock shall be cancelled and an equivalent certificated evidence of ownership of such shares of stock shall be issued. All transfers of uncertificated shares of stock on the transfer books of the corporation shall be in accordance with the provisions of IC 26-1-8 as it pertains to uncertificated securities.

          (c) The transfer instruction shall be an order to the corporation requesting the transfer of the uncertificated shares of stock and must include the name and address of the Transferee, the number of shares to be transferred and the social security number or federal taxpayer identification number of the Transferee.

     Section 4. Registered Stockholders. A person in whose name shares are of record on the books of the corporation shall conclusively be deemed the qualified owner thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the corporation nor any transfer agent of the corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

                            ARTICLE VIII

                             Fiscal Year

     The fiscal year of the corporation shall end on the 31st day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.


                             ARTICLE IX

                                Seal

     The Board of Directors may, in its discretion, provide a suitable seal containing the name of the corporation. If deemed advisable by the Board of Directors, duplicate seals may be provided and kept for the purposes of the corporation.


                              ARTICLE X

                             Amendments

     These By-Laws may be amended, altered or repealed, at any regular meeting of the Board of Directors, by a vote of a majority of the full Board of Directors.